UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2016, a subsidiary of Landmark Infrastructure Partners LP (the “Partnership”), entered into a definitive agreement pursuant to which such subsidiary will acquire 100% of the equity interests in certain entities that own approximately 4,000 acres of land in California from Recurrent Energy Landco LLC (“Recurrent”), a subsidiary of Canadian Solar Inc., in exchange for cash consideration of approximately $73 million (the “Transaction”). The land and related real property interests (the “Land”) being acquired has been leased to four tenants affiliated with Recurrent who have constructed utility scale solar photovoltaic (“PV”) projects on the sites.  The average remaining lease term of the leases are approximately 34 years (including remaining renewal options).

The terms of the Transaction are set forth in that certain Purchase and Sale Agreement, dated October 12, 2016, by and between the subsidiary of the Partnership and Recurrent (the “Purchase Agreement”), which was unanimously approved by the board of directors (the “Board”) of Landmark Infrastructure Partners GP LLC, the general partner of the Partnership (the “General Partner”).

The Purchase Agreement generally contains customary representations, warranties and covenants of the parties and each party has agreed to indemnify the other and their respective affiliates against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods. Certain of the post-closing indemnification obligations of Recurrent under the Purchase Agreement will be guaranteed by Recurrent’s indirect parent, Recurrent Energy, LLC

In connection with the closing of the Transaction, Recurrent will be granted separate options to repurchase each of the Land sites at the expiration of the term of each applicable lease for such sties (i.e., approximately 34 years, including the remaining renewal options), subject to certain terms and conditions.  The repurchase option price for each such site will be equal to the original allocated purchase price for such site, as increased each year by 2%.

The Partnership expects the Transaction to close in the fourth quarter of 2016, subject to customary closing conditions.

The foregoing description of the Purchase Agreement and the Transaction are subject to and qualified in their entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Purchase Agreement dated as of, October 12, 2016, by and among Recurrent Energy Landco LLC and Landmark Infrastructure Operating Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: October 13, 2016	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Purchase Agreement dated as of, October 12, 2016, by and among Recurrent Energy Landco LLC and Landmark Infrastructure Operating Company LLC.